Exhibit 10.13

Sales Contract

Contract No.

Place of Signing:

Party A: Guangdong Lightning Cat New Energy Technology Co., Ltd (hereinafter referred to as "Party A")

Address: Room 911, Oriental Technology Building, No. 16 Keyuan Road, Kejiyuan Community, Yuehai Street, Nanshan District, Shenzhen

Party B: Zhenglian Technology (Shenzhen) Co., Ltd. (hereinafter referred to as "Party B")

Address: 2001-2009, Haowei Technology Building, No. 2, Keji South 8th Road, Gaoxin District Community, Yuehai Street, Nanshan District, Shenzhen

Whereas Party B is legally authorized to provide the software products and related services described in this contract, and Party A wishes to purchase the said software products and services, both parties, after friendly negotiations, have reached the following contractual terms:

I.	Contract Subject

Party B shall supply the following products to Party A at the prices specified below. All prices are inclusive of taxes:

Product Item	Quantity	Price	Total Amount	Including (Per Set)
				Software License	One-year Service
Cloud Data Base Station Node Software

Total

II.	Product Delivery and Payment

1.            Delivery: Party A shall order the Cloud Data Base Station Node Software products from Party B through a contract or purchase order. Upon mutual confirmation, Party B shall deliver the software activation card, and the activation of the software shall be deemed as the completion of the product delivery.

2.            Payment: Party A shall pay a ___ deposit to Party B within ___ days after signing the contract, followed by another payment of ___ within ___ working days. The remaining balance shall be remitted by Party A to the designated bank account of Party B within ___ days after the software activation.

3.            Software system products sold by Party B and activated cannot be returned.

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4.            Party A's Invoice Information:

Invoice Unit Name: Guangdong Lightning Cat New Energy Technology Co., Ltd

Taxpayer Identification Number: XXXXXXXXXXXXXXXXXX

Invoice Address: Room 911, Oriental Technology Building, No. 16 Keyuan Road, Kejiyuan Community, Yuehai Street, Nanshan District, Shenzhen

5.            Party B's Bank Account Information:

Account Name: Zhenglian Technology (Shenzhen) Co., Ltd.

Account Number: XXXXXXXXXXXXXXXXXX

Bank: Bank of Communications Shenzhen Shennan Branch

III.	Product Warranty

The product warranty referred to in this contract shall be handled as agreed by the parties:

1.    Party B shall authorize and deliver the software to Party A for normal use in a single-machine version.

2.    Party A may run the software in an independent third-party environment at any time and place after delivery.

3.    The software services provided by Party B include post-sales technical support and automatic background version upgrade services.

4.    The software service period is one year. Software services beyond one year shall be agreed upon separately at market prices..

IV.	Rights and Obligations

Party A's Rights and Obligations:

1.    Party A must take necessary confidentiality measures for any proprietary materials provided by Party B that are marked as confidential.

2.    Party A shall not decipher, decode, or privately add any functions to the software provided by Party B without written permission from Party B.

Party B's Rights and Obligations:

1.    Party B shall provide Party A with product documentation and other proprietary materials that Party B deems disclosable.

2.    Party B shall provide mature and reliable products for Party A's use.

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3.    Party B guarantees that it owns the intellectual property rights of the products provided to Party A. Any disputes arising therefrom shall be solely borne by Party B.

4.    If Party B's factors cause Party A to be unable to use the products or services normally, Party B shall resolve the issues as soon as possible.

5.    Party B shall provide usable software products to Party A upon receipt of Party A's order..

V.	Breach of Contract

Any breach of any provision of this contract by either party shall constitute a breach of contract.

VI.	Exemption and Mitigation of Liability

(I) The contracting parties unanimously agree that the following circumstances may exempt a party from liability:

1. Force Majeure

In the event of a force majeure occurrence, the affected party shall provide written notice to the other party within 15 days and furnish official proof or written documentation detailing the incident and the inability to perform or the need for a delayed performance under this contract.

During the period of force majeure, the obligations under this contract shall be suspended, and neither party shall claim compensation or damages from the other party for any direct or indirect losses or damages arising from the force majeure event. However, if the force majeure event continues for more than 30 days, the parties shall, based on the principles of good faith, engage in negotiations to determine whether to continue performance, delay performance, or terminate this contract with respect to the rights and obligations under this contract.

Upon the cessation of the force majeure event, the affected party shall make reasonable efforts to resume the performance of this contract as soon as possible, and the affected party's performance period shall be extended accordingly.

Any delay in performance or inability to perform any of its obligations under this contract caused by force majeure shall not be considered a breach of contract and neither party hereto shall be liable for the breach.

2. Other Exemptions

The contracting parties unanimously agree that the following circumstances, leading to a delay or impossibility of performance under this contract, may exempt the affected party from liability:

The introduction or adjustment of national laws and regulations and policies;

System failures caused by virus episodes not reasonably within the control of the contracting parties;

Network failures not due to circumstances beyond the reasonable control of the contracting parties;

Hacker attacks.

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(II) The contracting parties unanimously agree that the following circumstances may result in mitigation of liability:

After a breach has occurred, the defaulting party has taken all reasonable measures and efforts to remedy the situation. However, if the non-defaulting party fails to cooperate or allows the situation to further escalate or worsen.

System failure caused by a virus outbreak.

Network failure.

Hacker attacks.

VII.	Termination and Change of Contract

1.    This contract shall take effect upon being signed and sealed.

2.    For any additional functional requirements beyond the basic functions of the products ordered under this contract, the parties may enter into a separate cooperation agreement after mutual consultation and confirmation.

3.    Any party requesting to amend the contract must notify the other party in writing one month in advance, and the amendment shall only be made upon mutual agreement.

4.    If any party breaches this contract, causing the contract to be unperformable, the other party has the right to terminate the agreement. After termination, the non-breaching party has the right to claim compensation for any economic losses suffered.

5.    Any party deciding to terminate this contract must issue a written notice to the other party. Both parties shall negotiate the termination matters in good faith.

VIII.	Dispute Resolution

Any disputes or controversies arising from or related to this contract shall be resolved through friendly negotiations. If no agreement can be reached or if no negotiation is conducted, the parties agree to:

Submit the dispute to the Shenzhen Court of International Arbitration for arbitration..

IX.	Miscellaneous

This contract is made in two copies, with each party holding one copy, both of which shall have equal legal effect.

(End of Text)

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Party A:	Party B:

Guangdong Lightning Cat New Energy Technology Co., Ltd	Zhenglian Technology (Shenzhen) Co., Ltd.

Contracted representatives: __________________	Contracted representatives: __________________

Date:	Date:

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